Exhibit 99.1

3Q 2022

SmartFinancial Announces Results for the Third Quarter 2022

Highlights for the Third Quarter of 2022

●	Operating earnings[1] of $11.6 million, or $0.69 per diluted common share
●	Operating earnings increase of 13% compared to the previous quarter and 17% compared to the same prior year quarter
●	Net organic loan and lease growth of over $109.0 million - 15% annualized quarter-over-quarter increase
●	Non-maturity deposit growth of over $42.0 million – 4% annualized quarter-over-quarter increase
●	Net interest income growth of $3.6 million or 44% annualized quarter-over-quarter increase
●	Credit quality remains solid with nonperforming assets to total assets of 0.10%
●	Completed the asset purchase of Sunbelt Insurance (“Sunbelt”)

KNOXVILLE, TN – October 24, 2022 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $11.5 million, or $0.68 per diluted common share, for the third quarter of 2022, compared to net income of $9.6 million, or $0.61 per diluted common share, for the third quarter of 2021, and compared to prior quarter net income of $10.2 million, or $0.61 per diluted common share.  Operating earnings1, which excludes securities gains and merger related and restructuring expenses, net of tax adjustments, totaled $11.6 million, or $0.69 per diluted common share, in the third quarter of 2022, compared to $9.9 million, or $0.63 per diluted common share, in the third quarter of 2021, and compared to $10.3 million, or $0.61 per diluted common share, in the second quarter of 2022.

Billy Carroll, President & CEO, stated: "I am extremely pleased with another outstanding quarter.  We posted a record quarter for revenue and continue to see strong EPS growth.  Our team has done a phenomenal job of building our core revenue foundation this year as we continue to gain operating leverage.”

SmartFinancial's Chairman, Miller Welborn, concluded: “We are delighted with our results for the quarter. First, I’m very excited to welcome the Sunbelt Insurance team into The SmartFinancial family. Our operating metrics improved for the quarter in almost every category, and this is a testament to the diligent effort by our entire team.”

Net Interest Income and Net Interest Margin

Net interest income was $36.7 million for the third quarter of 2022, compared to $33.1 million for the prior quarter.  Average earning assets totaled $4.45 billion, an increase of $126.0 million.  The growth in average earnings assets was primarily driven by an increase in average loans and leases of $164.3 million and securities of $2.6 million, offset by a decrease in average interest-earning cash of $40.9 million as the Bank continues to deploy excess liquidity into loans and leases.  Average interest-bearing liabilities increased $22.0 million as a result of core deposit growth of $40.3 million and a decrease in borrowings of $18.4 million.

The tax equivalent net interest margin was 3.29% for the third quarter of 2022, compared to 3.08% for the prior quarter. The tax equivalent net interest margin was positively impacted by the continued deployment of excess cash and cash equivalents into loans and leases and the increase in rates by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

The yield on interest-bearing liabilities increased to 0.70% for the third quarter of 2022 compared to 0.42% for the prior quarter. The cost of average interest-bearing deposits was 0.62% for the third quarter of 2022 compared to 0.33% for the prior quarter, an increase of 29 basis points, primarily attributable to the increases in rates by the Federal Reserve. The cost of total deposits for the third quarter of 2022 was 0.45% compared to 0.24% in the prior quarter.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Sep	Jun	Increase
Selected Interest Rates and Yields	2022	2022	(Decrease)
Yield on loans and leases	4.59%	4.40%	0.19%
Yield on earning assets, FTE	3.79%	3.39%	0.40%
Cost of interest-bearing deposits	0.62%	0.33%	0.29%
Cost of total deposits	0.45%	0.24%	0.21%
Cost of interest-bearing liabilities	0.70%	0.42%	0.28%
Net interest margin, FTE	3.29%	3.08%	0.21%

Provision for Loan and Lease Losses and Credit Quality

At September 30, 2022, the allowance for loan and lease losses was $22.8 million.  The allowance for loan and lease losses to total loans and leases was 0.73% as of September 30, 2022, and June 30, 20022, respectively.  For the Company’s originated loans and leases, the allowance for loan and lease losses to originated loans and leases, less PPP loans, was 0.75% as of September 30, 2022, and 0.74% at June 30, 2022.  The remaining discounts on the acquired loan and lease portfolio totaled $14.5 million, or 4.29% of acquired loans and leases as of September 30, 2022.

The following table presents detailed information related to the provision for loan and lease losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun
Provision for Loan and Lease Losses Rollforward	2022	2022	Change
Beginning balance	$21,938	$20,078	$1,860
Charge-offs	(231)	(143)	(88)
Recoveries	88	753	(665)
Net charge-offs	(143)	610	(753)
Provision	974	1,250	(276)
Ending balance	$22,769	$21,938	$831

Allowance for loan losses to total loans and leases, gross	0.73%	0.73%	-%

The Company is not required to implement the provisions of the Current Expected Credit Losses (“CECL”) accounting standard until January 1, 2023 and is continuing to account for the allowance for loan and lease losses under the incurred loss model.

Nonperforming loans and leases as a percentage of total loans and leases was 0.11% as of September 30, 2022, and June 30, 2022, respectively.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.10% as of September 30, 2022, a decrease of 1 bases point from the 11% reported in the second quarter of 2022.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Credit Quality	2022	2022	(Decrease)
Nonaccrual loans and leases	$3,379	$3,413	$(34)
Loans and leases past due 90 days or more and still accruing	-	-	-
Total nonperforming loans and leases	3,379	3,413	(34)
Other real estate owned	1,226	1,612	(386)
Other repossessed assets	-	17	(17)
Total nonperforming assets	$4,605	$5,042	$(437)

Nonperforming loans and leases to total loans and leases, gross	0.11%	0.11%	-%
Nonperforming assets to total assets	0.10%	0.11%	(0.01)%

Noninterest Income

Noninterest income decreased $979 thousand to $6.3 million for the third quarter of 2022 compared to $7.2 million for the prior quarter.  During the third quarter of 2022, the primary components of the changes in noninterest income were as follows:

●	Increase in service charges on deposit accounts, related to deposit growth and enhancements to our treasury management fee structure;
●	Decrease in mortgage banking income, related to increased secondary market interest rates driving lower volume;
●	Increase in insurance commissions, driven by the addition of Sunbelt and organic growth;
●	Decrease in interchange and debit card transaction fees, related to lower volume; and
●	Decrease in other, primarily related to decreased fees from capital markets activity.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	June	Increase
Noninterest Income	2022	2022	(Decrease)
Service charges on deposit accounts	$1,611	$1,446	$165
Mortgage banking income	170	471	(301)
Investment services	1,051	1,065	(14)
Insurance commissions	864	598	266
Interchange and debit card transaction fees	1,356	1,467	(111)
Other	1,198	2,182	(984)
Total noninterest income	$6,250	$7,229	$(979)

Noninterest Expense

Noninterest expense increased $1.3 million to $27.2 million for the third quarter of 2022 compared to $25.9 million for the prior quarter. During the third quarter of 2022, the primary components of the changes in noninterest expense were as follows:

●	Salaries and employee benefits increased due to stronger than expected performance generating additional accruals to the Bank’s incentive plans and, to a lesser extent, the addition of Sunbelt;
●	Increase in occupancy and equipment as a result of higher utility expenses (seasonality and higher rates) and charges associated with new branch expansions in our footprint; and
●	Increase in data processing and technology as a result of implementation of new loan and security platforms.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	June	Increase
Noninterest Expense	2022	2022	(Decrease)
Salaries and employee benefits	$16,317	$15,673	$644
Occupancy and equipment	3,167	2,793	374
FDIC insurance	705	676	29
Other real estate and loan related expenses	565	636	(71)
Advertising and marketing	288	327	(39)
Data processing and technology	1,872	1,728	144
Professional services	822	745	77
Amortization of intangibles	650	633	17
Merger related and restructuring expenses	87	81	6
Other	2,757	2,634	123
Total noninterest expense	$27,230	$25,926	$1,304

Income Tax Expense

Income tax expense was $3.2 million for the third quarter of 2022, an increase of $311 thousand, compared to $2.9 million for the prior quarter.

The effective tax rate was 21.76% for the third quarter of 2022 and 22.11% for the prior quarter.

Balance Sheet Trends

Total assets at September 30, 2022 were $4.80 billion compared with $4.61 billion at December 31, 2021.  The increase of $185.3 million is primarily attributable to increases in loans and leases of $405.7 million, securities of $247.5 million, goodwill and other intangibles, net of $4.6 million, attributable to Sunbelt, and other assets of $29.6 million, offset by a decrease in cash and cash equivalents of $502.0 million, primarily from the funding of loans and leases and purchase of securities.

Total liabilities increased to $4.38 billion at September 30, 2022 from $4.18 billion at December 31, 2021.  The increase of $200.1 million was primarily from organic deposit growth of $258.5 million and increase in other liabilities of $10.7 million, offset by a decrease in borrowings of $69.2 million.

Shareholders' equity at September 30, 2022 totaled $414.7 million, a decrease of $14.7 million, from December 31, 2021.  The decrease in shareholders' equity was primarily driven by the market increases in interest rates and the negative impact on accumulated other comprehensive income (loss) of $42.3 million and dividends paid of $3.5 million, offset by net income of $30.0 million for the nine months ended September 30, 2022.  Tangible book value per share1 was $18.02 at September 30, 2022, compared to $19.26 at December 31, 2021.  Tangible common equity1 as a percentage of tangible assets1 was 6.49% at September 30, 2022, compared with 7.18% at December 31, 2021.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Sep	Dec	Increase
Selected Balance Sheet Information	2022	2021	(Decrease)
Total assets	$4,796,911	$4,611,579	$185,332
Total liabilities	4,382,200	4,182,149	200,051
Total equity	414,711	429,430	(14,719)
Securities	806,827	559,422	247,405
Loans and leases	3,099,116	2,693,397	405,719
Deposits	4,280,409	4,021,938	258,471
Borrowings	18,423	87,585	(69,162)

Conference Call Information

SmartFinancial issued this earnings release for the third quarter of 2022 on Monday, October 24, 2022, and will host a conference call on Tuesday, October 25, 2022, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 927-1758 or (646) 904-5544 and entering the access code, 380946.  A replay of the conference call will be available through December 24, 2022, by dialing (866) 813-9403 or (929) 458-6194 and entering the access code, 355013.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and the Florida Panhandle.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll
President & CEO
(865) 868-0613 billy.carroll@smartbank.com

Ron Gorczynski
Executive Vice President, Chief Financial Officer
(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-tax pre-provision return on average assets, (iv) operating return on average shareholders' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-tax pre-provision earnings (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value; (xiv) tangible assets; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses and merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings (Non-GAAP) divided by average assets.  Operating pre-tax pre-provision return on average assets is the annualized operating pre-tax pre-provision income earnings (Non-GAAP) by average assets. Operating return on average shareholders' equity is the annualized operating earnings (Non-GAAP) divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity (Non-GAAP). Operating return on average tangible common equity is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses.  Operating pre-tax pre-provision earnings is net interest income plus operating noninterest income (Non-GAAP) less operating noninterest expense (Non-GAAP).  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity (Non-GAAP) and average tangible common equity (Non-GAAP) excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value (Non-GAAP) is tangible common equity (Non-GAAP) divided by common shares outstanding.  Tangible assets (Non-GAAP) excludes goodwill and other intangibles from total assets.  Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these Non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements, including statements regarding the effects of the COVID-19 pandemic and related variants on the Company’s business and financial results and conditions, are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) risks related to the acquisition of Sevier County Bancshares, Inc. (“SCB”); (7) the risk that the anticipated benefits from the acquisition of SCB may not be realized in the time frame anticipated; (8) changes in management’s plans for the future; (9) prevailing, or changes in, economic or political conditions, particularly in our market areas; (10) credit risk associated with our lending activities; (11) changes in interest rates, loan demand, real estate values, or competition; (12) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (13) changes in prices, values and sales volumes of residential and commercial real estate; (14) changes in accounting principles, policies, or guidelines; (15) changes in applicable laws, rules, or regulations; (16) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (17) the impact of the COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (18) higher inflation and its impacts; (19) significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (20) the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine; and (21) other general competitive, economic,, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Sep	Jun	Mar	Dec	Sep
	2022	2022	2022	2021	2021
Assets:
Cash and cash equivalents	$543,029	$654,945	$763,968	$1,045,077	$1,091,160
Securities available-for-sale, at fair value	519,723	524,864	540,483	482,453	339,343
Securities held-to-maturity, at amortized cost	287,104	288,363	289,532	76,969	—
Other investments	15,528	16,569	16,499	16,494	14,972
Loans held for sale	2,742	1,707	5,894	5,103	3,418
Loans and leases	3,099,116	2,994,074	2,806,026	2,693,397	2,652,663
Less: Allowance for loan and lease losses	(22,769)	(21,938)	(20,078)	(19,352)	(19,295)
Loans and leases, net	3,076,347	2,972,136	2,785,948	2,674,045	2,633,368
Premises and equipment, net	91,944	89,950	84,793	85,958	85,346
Other real estate owned	1,226	1,612	1,612	1,780	2,415
Goodwill and other intangibles, net	110,460	104,582	105,215	105,852	104,930
Bank owned life insurance	81,001	80,537	80,074	79,619	79,145
Other assets	67,807	52,848	44,561	38,229	29,934
Total assets	$4,796,911	$4,788,113	$4,718,579	$4,611,579	$4,384,031
Liabilities:
Deposits:
Noninterest-bearing demand	$1,186,209	$1,162,843	$1,093,933	$1,055,125	$977,180
Interest-bearing demand	962,901	999,893	975,272	899,158	847,007
Money market and savings	1,663,355	1,607,714	1,573,101	1,493,007	1,389,393
Time deposits	467,944	511,182	549,047	574,648	585,692
Total deposits	4,280,409	4,281,632	4,191,353	4,021,938	3,799,272
Borrowings	18,423	12,549	36,713	87,585	88,748
Subordinated debt	41,994	41,973	41,952	41,930	41,909
Other liabilities	41,374	31,532	28,519	30,696	29,382
Total liabilities	4,382,200	4,367,686	4,298,537	4,182,149	3,959,311
Shareholders' Equity:
Common stock	16,888	16,898	16,893	16,803	16,801
Additional paid-in capital	293,907	293,815	293,376	292,937	292,760
Retained earnings	144,723	134,362	125,329	118,247	112,600
Accumulated other comprehensive income (loss)	(40,807)	(24,648)	(15,556)	1,443	2,559
Total shareholders' equity	414,711	420,427	420,042	429,430	424,720
Total liabilities & shareholders' equity	$4,796,911	$4,788,113	$4,718,579	$4,611,579	$4,384,031

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Nine Months Ended
	Sep	June	Mar	Dec	Sep	Sep	Sep
	2022	2022	2022	2021	2021	2022	2021
Interest income:
Loans and leases, including fees	$35,127	$31,530	$29,643	$30,567	$31,674	$96,300	$88,015
Investment securities:
Taxable	3,135	2,908	2,418	1,341	832	8,463	2,472
Tax-exempt	561	441	368	322	331	1,369	894
Federal funds sold and other earning assets	3,474	1,430	486	547	474	5,389	1,074
Total interest income	42,297	36,309	32,915	32,777	33,311	111,521	92,455
Interest expense:
Deposits	4,866	2,504	2,014	2,116	2,153	9,384	6,733
Borrowings	97	117	157	180	121	371	360
Subordinated debt	626	626	626	626	655	1,877	1,823
Total interest expense	5,589	3,247	2,797	2,922	2,929	11,632	8,916
Net interest income	36,708	33,062	30,118	29,855	30,382	99,889	83,539
Provision for loan and lease losses	974	1,250	1,006	422	1,149	3,230	1,211
Net interest income after provision for loan and lease losses	35,734	31,812	29,112	29,433	29,233	96,659	82,328
Noninterest income:
Service charges on deposit accounts	1,611	1,446	1,319	1,372	1,220	4,376	3,278
Gain (loss) on sale of securities, net	—	—	—	—	45	—	45
Mortgage banking	170	471	834	803	994	1,475	3,238
Investment services	1,051	1,065	1,070	621	448	3,186	1,546
Insurance commissions	864	598	901	517	745	2,363	2,768
Interchange and debit card transaction fees	1,356	1,467	1,284	1,445	1,078	4,107	2,839
Other	1,198	2,182	1,703	2,048	1,779	5,083	3,429
Total noninterest income	6,250	7,229	7,111	6,806	6,309	20,590	17,143
Noninterest expense:
Salaries and employee benefits	16,317	15,673	15,046	14,990	13,594	47,036	36,666
Occupancy and equipment	3,167	2,793	3,059	3,026	2,536	9,020	7,170
FDIC insurance	705	676	641	567	525	2,022	1,266
Other real estate and loan related expense	565	636	729	583	407	1,930	1,514
Advertising and marketing	288	327	369	176	235	985	654
Data processing and technology	1,872	1,728	1,586	1,722	1,753	5,185	4,642
Professional services	822	745	1,242	847	810	2,809	2,300
Amortization of intangibles	650	633	637	660	711	1,919	1,597
Merger related and restructuring expenses	87	81	439	2,762	464	607	939
Other	2,757	2,634	1,970	2,490	2,274	7,361	6,822
Total noninterest expense	27,230	25,926	25,718	27,823	23,309	78,874	63,570
Income before income taxes	14,754	13,115	10,505	8,416	12,233	38,375	35,901
Income tax expense	3,211	2,900	2,246	1,761	2,633	8,357	7,767
Net income	$11,543	$10,215	$8,259	$6,655	$9,600	$30,018	$28,134
Earnings per common share:
Basic	$0.69	$0.61	$0.49	$0.40	$0.62	$1.79	$1.85
Diluted	$0.68	$0.61	$0.49	$0.40	$0.61	$1.78	$1.84
Weighted average common shares outstanding:
Basic	16,749,255	16,734,930	16,718,371	16,699,010	15,557,528	16,734,298	15,192,919
Diluted	16,872,022	16,867,774	16,858,288	16,846,315	15,691,126	16,867,970	15,312,755

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,037,092	$35,127	4.59%	$2,872,748	$31,530	4.40%	$2,536,591	$31,674	4.95%
Taxable securities	720,114	3,135	1.73%	717,507	2,908	1.63%	187,032	832	1.77%
Tax-exempt securities[2]	101,559	732	2.86%	101,585	609	2.40%	87,621	477	2.16%
Federal funds sold and other earning assets	587,755	3,474	2.34%	628,677	1,430	0.91%	802,712	474	0.23%
Total interest-earning assets	4,446,520	42,468	3.79%	4,320,517	36,477	3.39%	3,613,956	33,457	3.67%
Noninterest-earning assets	362,869			374,776			323,067
Total assets	$4,809,389			$4,695,293			$3,937,023

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$966,437	1,956	0.80%	$968,806	734	0.30%	$763,613	414	0.21%
Money market and savings deposits	1,632,510	2,298	0.56%	1,559,963	1,126	0.29%	1,233,533	854	0.27%
Time deposits	501,919	612	0.48%	531,783	644	0.49%	524,327	885	0.67%
Total interest-bearing deposits	3,100,866	4,866	0.62%	3,060,552	2,504	0.33%	2,521,473	2,153	0.34%
Borrowings	13,141	97	2.93%	31,510	117	1.49%	80,188	121	0.60%
Subordinated debt	41,980	626	5.91%	41,959	626	5.98%	40,211	654	6.47%
Total interest-bearing liabilities	3,155,987	5,589	0.70%	3,134,021	3,247	0.42%	2,641,872	2,928	0.44%
Noninterest-bearing deposits	1,192,813			1,112,643			877,831
Other liabilities	35,224			28,903			24,522
Total liabilities	4,384,024			4,275,567			3,544,225
Shareholders' equity	425,365			419,726			392,798
Total liabilities and shareholders' equity	$4,809,389			$4,695,293			$3,937,023

Net interest income, taxable equivalent		$36,879			$33,230			$30,529
Interest rate spread			3.09%			2.97%			3.23%
Tax equivalent net interest margin			3.29%			3.08%			3.35%

Percentage of average interest-earning assets to average interest-bearing liabilities			140.89%			137.86%			136.80%
Percentage of average equity to average assets			8.84%			8.94%			9.98%

1 Includes average balance of $21,968 million, $34,307 million and $128,408 million in PPP loans for the quarters ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $171 thousand, $168 thousand and $146 thousand of taxable equivalent income for the quarters ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$2,880,444	$96,300	4.47%	$2,495,567	$88,015	4.72%
Taxable securities	683,926	8,463	1.65%	163,005	2,472	2.03%
Tax-exempt securities[2]	102,872	1,873	2.43%	89,244	1,339	2.01%
Federal funds sold and other earning assets	663,400	5,389	1.09%	584,970	1,074	0.25%
Total interest-earning assets	4,330,642	112,025	3.46%	3,332,786	92,900	3.73%
Noninterest-earning assets	373,081			295,074
Total assets	$4,703,723			$3,627,860

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$952,523	3,137	0.44%	$698,148	974	0.19%
Money market and savings deposits	1,572,287	4,282	0.36%	1,112,342	2,580	0.31%
Time deposits	531,419	1,965	0.49%	517,566	3,179	0.82%
Total interest-bearing deposits	3,056,229	9,384	0.41%	2,328,056	6,733	0.39%
Borrowings	37,933	371	1.31%	81,177	360	0.59%
Subordinated debt	41,959	1,877	5.98%	39,650	1,823	6.15%
Total interest-bearing liabilities	3,136,121	11,632	0.50%	2,448,883	8,916	0.49%
Noninterest-bearing deposits	1,111,854			782,960
Other liabilities	31,412			21,553
Total liabilities	4,279,387			3,253,396
Shareholders' equity	424,336			374,464
Total liabilities and shareholders' equity	$4,703,723			$3,627,860

Net interest income, taxable equivalent		$100,393			$83,984
Interest rate spread			2.96%			3.24%
Tax equivalent net interest margin			3.10%			3.37%

Percentage of average interest-earning assets to average interest-bearing liabilities			138.09%			136.09%
Percentage of average equity to average assets			9.02%			10.32%

1 Includes average balance of $36,630 million and $235,027 million in PPP loans for the nine months ended September 30, 2022, and 2021, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $504 thousand and $445 thousand of taxable equivalent income for the nine months ended September 30, 2022, and 2021, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Sep	Jun	Mar	Dec	Sep
	2022	2022	2022	2021	2021
Composition of Loans and Leases:
Commercial real estate:
owner occupied	$714,734	$684,250	$612,675	$590,064	$560,671
non-owner occupied	822,317	850,338	863,181	794,092	752,576
Commercial real estate, total	1,537,051	1,534,588	1,475,856	1,384,156	1,313,247
Commercial & industrial	514,280	483,588	461,153	488,024	469,739
Construction & land development	405,007	364,368	314,654	278,386	326,374
Consumer real estate	562,408	533,582	483,229	477,272	478,161
Leases	64,798	63,264	59,892	53,708	53,396
Consumer and other	15,572	14,684	11,242	11,851	11,746
Total loans and leases	$3,099,116	$2,994,074	$2,806,026	$2,693,397	$2,652,663

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$3,379	$3,413	$3,342	$3,188	$3,567
Other real estate owned	1,226	1,612	1,612	1,780	2,415
Other repossessed assets	—	17	27	90	77
Total nonperforming assets	$4,605	$5,042	$4,981	$5,058	$6,059
Restructured loans and leases not included in nonperforming loans and leases	$108	$678	$625	$206	$212
Net charge-offs to average loans and leases (annualized)	0.02%	(0.09)%	0.04%	0.05%	0.03%
Allowance for loan and leases losses to loans and leases	0.73%	0.73%	0.72%	0.72%	0.73%
Nonperforming loans and leases to total loans and leases, gross	0.11%	0.11%	0.12%	0.12%	0.13%
Nonperforming assets to total assets	0.10%	0.11%	0.11%	0.11%	0.14%
Acquired loan and lease fair value discount balance	$14,465	$14,737	$14,913	$15,483	$13,001
Accretion income on acquired loans and leases	148	225	389	457	1,760
PPP net fees deferred balance	140	301	972	2,038	3,783
PPP net fees recognized	163	669	1,066	1,725	2,873

Capital Ratios:
Equity to Assets	8.65%	8.78%	8.90%	9.31%	9.69%
Tangible common equity to tangible assets (Non-GAAP)[1]	6.49%	6.74%	6.82%	7.18%	7.47%

SmartFinancial, Inc.[2]
Tier 1 leverage	7.40%	7.48%	7.41%	7.45%	8.36%
Common equity Tier 1	9.64%	9.95%	10.30%	10.56%	10.85%
Tier 1 capital	9.64%	9.95%	10.30%	10.56%	10.85%
Total capital	11.43%	11.80%	12.22%	12.55%	12.92%

SmartBank	Estimated[3]
Tier 1 leverage	8.27%	8.33%	8.24%	8.23%	9.20%
Common equity Tier 1	10.77%	11.08%	11.46%	11.66%	11.94%
Tier 1 capital	10.77%	11.08%	11.46%	11.66%	11.94%
Total capital	11.40%	11.72%	12.08%	12.29%	12.59%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2022	2022	2022	2021	2021	2022	2021
Selected Performance Ratios (Annualized):
Return on average assets	0.95%	0.87%	0.73%	0.59%	0.97%	0.85%	1.04%
Return on average shareholders' equity	10.77%	9.76%	7.83%	6.19%	9.70%	9.46%	10.05%
Return on average tangible common equity¹	14.36%	13.02%	10.39%	8.18%	12.84%	12.60%	13.24%
Noninterest income / average assets	0.52%	0.62%	0.63%	0.60%	0.64%	0.59%	0.63%
Noninterest expense / average assets	2.25%	2.21%	2.27%	2.47%	2.35%	2.24%	2.34%
Efficiency ratio	63.39%	64.35%	69.08%	75.89%	63.53%	65.47%	63.14%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.96%	0.88%	0.76%	0.77%	1.00%	0.87%	1.06%
Operating PTPP return on average assets[1]	1.30%	1.23%	1.05%	1.03%	1.39%	1.20%	1.40%
Operating return on average shareholders' equity[1]	10.83%	9.82%	8.14%	8.09%	10.01%	9.60%	10.28%
Operating return on average tangible common equity[1]	14.44%	13.09%	10.80%	10.70%	13.26%	12.78%	13.56%
Operating efficiency ratio[1]	62.93%	63.88%	67.60%	68.07%	62.10%	64.69%	61.96%
Operating noninterest income / average assets[1]	0.52%	0.62%	0.63%	0.60%	0.63%	0.59%	0.63%
Operating noninterest expense / average assets[1]	2.24%	2.21%	2.23%	2.23%	2.30%	2.22%	2.31%

Selected Interest Rates and Yields:
Yield on loans and leases	4.59%	4.40%	4.40%	4.53%	4.95%	4.47%	4.72%
Yield on earning assets, FTE	3.79%	3.39%	3.18%	3.20%	3.67%	3.46%	3.73%
Cost of interest-bearing deposits	0.62%	0.33%	0.27%	0.29%	0.34%	0.41%	0.39%
Cost of total deposits	0.45%	0.24%	0.20%	0.22%	0.25%	0.30%	0.29%
Cost of interest-bearing liabilities	0.70%	0.42%	0.36%	0.39%	0.44%	0.50%	0.49%
Net interest margin, FTE	3.29%	3.08%	2.91%	2.92%	3.35%	3.10%	3.37%

Per Common Share:
Net income, basic	$0.69	$0.61	$0.49	$0.40	$0.62	$1.79	$1.85
Net income, diluted	0.68	0.61	0.49	0.40	0.61	1.78	1.84
Operating earnings, basic¹	0.69	0.61	0.51	0.52	0.64	1.82	1.90
Operating earnings, diluted¹	0.69	0.61	0.51	0.52	0.63	1.81	1.88
Book value	24.56	24.88	24.86	25.56	25.28	24.56	25.28
Tangible book value¹	18.02	18.69	18.64	19.26	19.03	18.02	19.03
Common shares outstanding	16,887,555	16,898,405	16,893,282	16,802,990	16,801,447	16,887,555	16,801,447

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2022	2022	2022	2021	2021	2022	2021
Operating Earnings:
Net income (GAAP)	$11,543	$10,215	$8,259	$6,655	$9,600	$30,018	$28,134
Noninterest income:
Securities gains (losses), net	—	—	—	—	(45)	—	(45)
Noninterest expenses:
Merger related and restructuring expenses	87	81	439	2,762	464	607	939
Income taxes:
Income tax effect of adjustments	(22)	(21)	(113)	(713)	(108)	(157)	(231)
Operating earnings (Non-GAAP)	$11,608	$10,275	$8,585	$8,704	$9,911	$30,468	$28,797
Operating earnings per common share (Non-GAAP):
Basic	$0.69	$0.61	$0.51	$0.52	$0.64	$1.82	$1.90
Diluted	0.69	0.61	0.51	0.52	0.63	1.81	1.88

Operating Noninterest Income:
Noninterest income (GAAP)	$6,250	$7,229	$7,111	$6,806	$6,309	$20,590	$17,143
Securities gains (losses), net	—	—	—	—	(45)	—	(45)
Operating noninterest income (Non-GAAP)	$6,250	$7,229	$7,111	$6,806	$6,264	$20,590	$17,098
Operating noninterest income (Non-GAAP)/average assets[1]	0.52%	0.62%	0.63%	0.60%	0.63%	0.59%	0.63%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$27,230	$25,926	$25,718	$27,823	$23,309	$78,874	$63,570
Merger related and restructuring expenses	(87)	(81)	(439)	(2,762)	(464)	(607)	(939)
Operating noninterest expense (Non-GAAP)	$27,143	$25,845	$25,279	$25,061	$22,845	$78,267	$62,631
Operating noninterest expense (Non-GAAP)/average assets[2]	2.24%	2.21%	2.23%	2.23%	2.30%	2.22%	2.31%

Operating Pre-tax Pre-provision ("PTPP") Earnings:
Net interest income (GAAP)	$36,708	$33,062	$30,118	$29,855	$30,382	$99,889	$83,539
Operating noninterest income (Non-GAAP)	6,250	7,229	7,111	6,806	6,264	20,590	17,098
Operating noninterest expense (Non-GAAP)	(27,143)	(25,845)	(25,279)	(25,061)	(22,845)	(78,267)	(62,631)
Operating PTPP earnings (Non-GAAP)	$15,815	$14,446	$11,950	$11,600	$13,801	$42,212	$38,006

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.96%	0.88%	0.76%	0.77%	1.00%	0.87%	1.06%
Operating PTPP return on average assets (Non-GAAP)[4]	1.30%	1.23%	1.05%	1.03%	1.39%	1.20%	1.40%
Return on average tangible common equity (Non-GAAP)[5]	14.36%	13.02%	10.39%	8.18%	12.84%	12.60%	13.24%
Operating return on average shareholders' equity (Non-GAAP)[6]	10.83%	9.82%	8.14%	8.09%	10.01%	9.60%	10.28%
Operating return on average tangible common equity (Non-GAAP)[7]	14.44%	13.09%	10.80%	10.70%	13.26%	12.78%	13.56%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	63.39%	64.35%	69.08%	75.89%	63.53%	65.47%	63.14%
Adjustment for taxable equivalent yields	(0.25)%	(0.27)%	(0.31)%	(0.32)%	(0.25)%	(0.28)%	(0.28)%
Adjustment for securities gains (losses)	—%	—%	—%	—%	(0.08)%	—%	(0.03)%
Adjustment for merger related income and costs	(0.21)%	(0.20)%	(1.17)%	(7.50)%	(1.10)%	(0.50)%	(0.87)%
Operating efficiency ratio (Non-GAAP)	62.93%	63.88%	67.60%	68.07%	62.10%	64.69%	61.96%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PTPP return on average assets (Non-GAAP) is the annualized operating PTPP earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2022	2022	2022	2021	2021	2022	2021
Tangible Common Equity:
Shareholders' equity (GAAP)	$414,711	$420,427	$420,042	$429,430	$424,720	$414,711	$424,720
Less goodwill and other intangible assets	110,460	104,582	105,215	105,852	104,930	110,460	104,930
Tangible common equity (Non-GAAP)	$304,251	$315,845	$314,827	$323,578	$319,790	$304,251	$319,790

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$425,365	$419,726	$427,945	$426,808	$392,798	$424,336	$374,464
Less average goodwill and other intangible assets	106,483	104,986	105,617	104,193	96,250	105,698	90,445
Average tangible common equity (Non-GAAP)	$318,882	$314,740	$322,328	$322,615	$296,548	$318,638	$284,019

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$24.56	$24.88	$24.86	$25.56	$25.28	$24.56	$25.28
Adjustment due to goodwill and other intangible assets	(6.54)	(6.19)	(6.23)	(6.30)	(6.25)	(6.54)	(6.25)
Tangible book value per common share (Non-GAAP)[1]	$18.02	$18.69	$18.64	$19.26	$19.03	$18.02	$19.03

Tangible Common Equity to Tangible Assets:
Total Assets	$4,796,911	$4,788,113	$4,718,579	$4,611,579	$4,384,031	$4,796,911	$4,384,031
Less goodwill and other intangibles	110,460	104,582	105,215	105,852	104,930	110,460	104,930
Tangible Assets (Non-GAAP):	$4,686,451	$4,683,531	$4,613,364	$4,505,727	$4,279,101	$4,686,451	$4,279,101
Tangible common equity to tangible assets (Non-GAAP)	6.49%	6.74%	6.82%	7.18%	7.47%	6.49%	7.47%

1Tangible book value per share is computed by dividing total stockholder's equity, less goodwill and other intangible assets by common shares outstanding.